UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

IDT Corporation’s Annual Meeting of Stockholders was held on December 15, 2011 (the “Meeting”).  Stockholders voted on the matters set forth below.

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions
Lawrence E. Bathgate	6,078,620	74,824	15,496
Eric F. Cosentino	6,117,681	35,339	15,920
Bill Pereira	6,116,009	37,037	15,894
Howard S. Jonas	5,693,405	459,720	15,815
Judah Schorr	6,117,252	35,739	15,949

There were no broker non-votes for this item.

A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with an amendment to the IDT Corporation 2005 Stock Option and Incentive Plan, as amended and restated, that increases the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 1,135,000 shares.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
5,790,761	361,917	16,262

There were no broker non-votes for this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chairman of the Board and Chief Executive Officer

Dated: December 20, 2011

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